Exhibit 99.3

Bitcoin Treasury Policy Statement

Summary
This policy document summarizes the current policy of Heritage Distilling Holding Company, Inc. (including its operating subsidiaries and affiliates, the “Company”) for preparing to accept and own bitcoin (Ticker: BTC), including trading execution, custody, storage, use and accounting considerations. The Company reserves the right to formulate, adopt, update and alter a formal bitcoin treasury policy from time to time. The Company views bitcoin as a store of value and a compelling investment if handled in a responsible manner, and believes it has unique characteristics as a finite asset that can serve as an alternative store of wealth and as a currency alternative, while also allowing the Company to reach, interact and trade with new customers, vendors and suppliers.

Growing Adoption of Bitcoin
The landscape for the adoption of bitcoin as both an asset and a currency alternative continue to grow. As more governments formally adopt policies allowing for companies to buy, hold, acquire, sell, trade or otherwise use bitcoin as an asset and an alternative to fiat currency, the Company believes it is important that it continues to survey the landscape and respond as warranted. The Company is aware that a growing part of the consumer base is seeking companies that understand the unique value bitcoin holds and the special role it can play in commerce. As a company focused on responding to consumer demand, the Company believes it is incumbent upon it to create a platform to speak to, converse with, and ultimate sell to, those consumers thirsting for recognition and validation.

As a company producing products for sale to consumers, the Company also believes its risk is mitigated by the fact that it can leverage the lower cost of goods required to produce and sell such products relative to the retail value it can sell those products for to consumers. In this way, the Company as a consumer product company is uniquely positioned to sell its products and services in return for bitcoin as a form of payment knowing that even if the price of bitcoin falls at any given time, the Company has a built-in margin that gives it a cushion that other traditional investors acquiring bitcoin do not have if they purchased their bitcoin using fiat currency. The benefits of attracting a new set of buyers, consumers and fans along with the margin cushion the Company can create, coupled with the potential to see bitcoin increase in value, more than offsets the risk of loss if the price of bitcoin were to fall at any one time or over a given period of time.

Further, bitcoin that the Company acquires or receives can be used by the Company to raise new cash as an alternative to issuing more stock in the market, or taking on new debt, or both. In this manner, assuming ideally that any bitcoin the Company amasses increases in value over time, the Company could be in a position to get access to cash to grow without further dilution for stockholders.

The Company is further encouraged to see increasing global acceptance and institutional adoption of bitcoin, including clarification and approval by the Securities and Exchange Commission of bitcoin exchange-traded funds and the Financial Accounting Standards Board’s 2023 policy adoption allowing bitcoin to be marked to fair value.

Bitcoin Will Serve as Our Primary Crypto Currency
The Company’s board of directors has instructed its Technology and Cryptocurrency Committee to create a formal Bitcoin Treasury Policy for review and adoption by the Company’s board of directors. The Company
Current as of January 6, 2025        1

anticipates that policy will address at a minimum: 1) Bitcoin being the Company’s cryptocurrency treasury holding on an ongoing basis, subject to market conditions; 2) the continued monitoring of the landscape to determine if other forms of cryptocurrency should be approved for addition to the Company’s treasury, assuming such cryptocurrencies meet certain minimum tests; 3) reserving the right to use cash to purchase bitcoin; 4) accepting bitcoin as a form of payment for products and services the Company sells, as best determined by management, and as may be reasonably and technologically feasible based on the Company’s point-of-sale systems; 5) reserving the right to use bitcoin as a form of payment for vendors and suppliers with whom the Company does business; 6) reserving the right to sell bitcoin as market conditions and Company needs change, to manage risk or to rebalance the Company’s assets and holdings as financial prudence dictates; 7) the internal controls required to ensure any cryptocurrency the Company collects, acquires, holds, trades, sells or transfers are being done in a safe, secure and accountable manner.

Oversight by the Company’s Technology and Cryptocurrency Committee, Board and Officers
The development of the Company’s bitcoin policies shall be initiated by the Technology and Cryptocurrency Committee of the Company’s board of directors, which shall report to the Company’s full board of directors on its findings and recommendations. The committee will also be tasked with evaluating on an ongoing basis the best options or alternatives to collecting, receiving, storing and transacting with bitcoin, and in evaluating such options for review by the Company’s directors. Implementation of the policies on a daily basis and the tracking of the Company’s bitcoin holdings, if any, shall be the responsibility of the Company’s Chief Financial Officer and their direct reports.

Custody
Any bitcoins the Company acquires or accepts will be held in a manner consistent with best practices, technological soundness, security and accountability. The Company will evaluate the optimum storage options using third-party providers that meet industry standard security protocols and that will meet the requirements of the Company’s independent auditor for safety, security and testing. Digital assets like bitcoin depend on private keys to retrieve and transfer funds.

Accounting
In December 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2023-08, Accounting for and Disclosure of Crypto Assets (ASU 2023-08). This new update revised FASB’s past bitcoin accounting treatment. Under this new guidance, the valuation of bitcoin is to be measured based on fair value. The Company will work with its internal finance team, external accounting service providers and independent auditors to ensure that it remains compliant with reporting standards for bitcoin it acquires, holds, sells or exchanges.

Disclaimers
This policy statement is for informational use only. It should not be viewed as legal, tax, investment, financial, accounting, or other advice. Nothing in this policy statement is meant to be a recommendation by the Company to buy, hold or sell bitcoin, cryptocurrencies, or other financial instruments, nor the Company’s capital stock. Forward-looking statements contained herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements in this policy statement are based on the Company’s current expectations, estimates and projections only as of the date of this policy statement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These and other risks concerning the Company’s programs and operations are described in additional detail in its registration statement on Form S-1, and its quarterly 10-Q filings, which are on file with the SEC. The Company explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

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Current as of January 6, 2025        2